UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2017

Silver Bay Realty Trust Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-35760	90-0867250
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3300 Fernbrook Lane North, Suite 210

Plymouth, MN 55447

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (952) 358-4400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☒              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Merger Agreement

On February 27, 2017, Silver Bay Realty Trust Corp., a Maryland corporation, (the “Company”), Silver Bay Management LLC, a Delaware limited liability company (“Company GP”), and Silver Bay Operating Partnership L.P., a Delaware limited partnership (“Company LP” and together with the Company and Company GP, the “Company Parties”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with Tricon Capital Group Inc., a company incorporated under the laws of the Province of Ontario (“Ultimate Parent”), TAH Acquisition Holdings LLC, a Delaware limited liability company (“Parent”), and TAH Acquisition LP, a Delaware limited partnership (“Parent LP” and, together with Ultimate Parent and Parent, the “Parent Parties”). Under the Merger Agreement, the Company will merge with and into Parent, with Parent being the surviving entity (the “Merger”). The board of directors of the Company has unanimously approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement.

Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger, each outstanding share of Company common stock, par value $0.01 per share (other than shares held by any Parent Party or any subsidiary thereof or any wholly-owned subsidiary of the Company), will be converted into the right to receive an amount in cash equal to $21.50, without interest (as the same may be adjusted, the “Merger Consideration”), subject to any applicable withholding tax, and each outstanding share of Company 10% cumulative redeemable preferred stock (“Company Preferred Stock”), par value $0.01 per share, will be converted into the right to receive an amount in cash equal to $1,000 per share, plus an amount equal to all dividends accrued and unpaid on such share of Company Preferred Stock immediately prior to the Merger effective time, without interest, subject to applicable withholding tax.  The Merger Agreement also provides for the merger of Parent LP with and into Company LP, with Company LP being the surviving entity (the “Partnership Merger”).

In the Merger, the Parent Parties will not assume any unvested awards of Company common stock (the “Company Restricted Stock Awards”).  At the Merger effective time, any issuance and forfeiture conditions, or other restrictions, on any shares of Company common stock subject to company restricted stock awards will be deemed satisfied in full, contingent upon the closing of the Merger, and such shares of Company common stock will be entitled to receive the Merger Consideration.  In addition, the Parent Parties will not assume any performance restricted stock units that are subject to performance based vesting criteria representing the right to receive Company common stock (the “Company PSUs”), which include the aggregate restricted stock units granted as “dividend equivalents” that are subject to the same vesting conditions as the Company PSUs (the “Company DER Units”).  Pursuant to the Merger Agreement, at the Merger effective time, each outstanding Company PSU will vest in accordance with the terms thereof (including all Company DER Units subject to the same vesting provisions as the Company PSUs) and become a right to receive an amount in cash, without interest and subject to any applicable withholding tax, equal to the product obtained by multiplying (i) the number of shares of Company common stock subject to such Company PSU as of immediately prior to the Merger effective time, after taking into account the vesting in connection with the Merger, by (ii) the Merger Consideration.  To the extent the performance period relating to any such Company PSU has not expired as of the Merger effective time and the grant date of the Company PSU occurred less than 18 months prior to the Merger effective time, the number of shares of Company common stock in clause (i) above will be determined as if the “total stockholder return” applicable to such Company PSU was achieved at the target level of performance.  To the extent the performance period relating to any such Company PSU has not expired as of the Merger effective time and the grant date of the Company PSU occurred 18 months or more prior to the Merger effective time, the number of shares of Company common stock in clause (i) will be determined as if the “total stockholder return” applicable to such Company PSU was achieved at the maximum level of performance.  To the extent the performance period relating to any such Company PSU has expired as of the Merger effective time, the number of shares of Company common stock in clause (i) will be determined based on the actual achievement of all “total stockholder return” targets applicable to such Company PSU through the Merger effective time.  Each such Company PSU will, as of immediately prior to the Merger effective time, no longer be subject to any issuance and forfeiture conditions, or other restrictions, and such holders will be entitled to receive the Merger Consideration.

The Merger Agreement contains various customary representations, warranties and covenants, including, among others, covenants with respect to the conduct of the Company’s business prior to the closing.

The completion of the Merger and the Partnership Merger is subject to customary conditions, including, among others: (i) approval by a majority of the Company’s stockholders; (ii) the absence of a material adverse effect on the Company; (iii) the receipt of a tax opinion relating to REIT status of the Company and (iv) the absence of any order, action or law by a governmental authority preventing, prohibiting, enjoining or making illegal the consummation of the Merger and the Partnership Merger.

The Company has also agreed not to (i) solicit proposals relating to certain alternative transactions, (ii) engage in discussions or negotiations or provide non-public information in connection with any proposal for an alternative transaction from a third party, or (iii) enter into any letter of intent, agreement in principle, merger agreement or other similar agreement with a third party providing for a proposal for an alternative transaction, subject to certain exceptions to permit the Company’s board of directors to comply with its fiduciary duties. Notwithstanding these “no-shop” restrictions, prior to obtaining the Company stockholder approval, under specified circumstances the Company’s board of directors may change its recommendation and terminate the Merger Agreement to accept a superior proposal upon payment of the termination fee described below.

The Merger Agreement may be terminated under certain circumstances, including by either party if the Merger and the Partnership Merger have not been consummated on or before July 27, 2017, if a final and non-appealable order is issued by any governmental authority enjoining or otherwise prohibiting the Merger or the Partnership Merger, or upon a material uncured breach by the other party that would cause certain of the closing conditions not to be satisfied. The Merger Agreement provides that, in connection with the termination of the Merger Agreement under specified circumstances, the Company may be required to pay to Ultimate Parent a termination fee of $24.5 million, and Parent may be required to pay the Company a termination fee of $62.5 million.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company Parties or the Parent Parties. In particular, the assertions embodied in the representations and warranties in the Merger Agreement were made as of a specified date, and in the case of the Company Parties, are modified or qualified by information in the confidential disclosure letter provided by the Company Parties to the Parent Parties in connection with the signing of the Merger Agreement, and, in each case, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Merger Agreement are not necessarily characterizations of the actual state of facts about the Company Parties or the Parent Parties at the time they were made or otherwise, and should only be read in conjunction with the other information that the Company makes publicly available in reports, statements and other documents filed with the Securities and Exchange Commission (“SEC”).

In connection with the execution of the Merger Agreement, Ultimate Parent has entered into a form of support agreement (the “Support Agreement”) with Irvin R. Kessler, Thomas Brock, Tanuja M. Denhe, Thomas E. Siering, W. Reid Sanders, Stephen G. Kasnet, Daryl J. Carter, Mark Weld and Lawrence B. Shapiro, in each case in their capacity as a stockholder of the Company and a holder of limited partnership interests of the Company LP, to the extent applicable (and not in any other capacity). The Support Agreement provides that the signatory stockholders thereto will generally vote their shares of Company common stock or Company OP Common Units in favor of the adoption of the Merger or any other transactions contemplated by the Merger Agreement. The Support Agreement terminates automatically with respect to each signatory on the earliest of (i) the Merger effective time (in the case of shares of Company common stock) or Partnership Merger effective time (in the case of Company OP Common Units), as the case may be, (ii) the valid termination of the Merger Agreement in accordance with its terms and (iii) the mutual written consent of Ultimate Parent and such signatory stockholder.

Amendment to Revolving Credit Agreement

On February 22, 2017, the Company entered into that certain Second Amendment (the “Second Amendment”) to the Amended and Restated Revolving Credit Agreement (the “Revolving Credit Agreement”), among certain subsidiaries of the Company as borrowers, Company LP, as master property manager, SB Financing Trust Owner LLC, as representative of the borrowers, Bank of America, National Association, as joint lead arranger, lender and agent for the lenders and JPMorgan Chase Bank, National Association, as joint lead arranger and lender, and acknowledged and accepted by the Company, SB Financing Trust and Company LP as guarantors. The Second Amendment delays until August 18, 2017 the requirement to use net proceeds from operations of the properties encumbered under the Revolving Credit Agreement to pay down the outstanding principal amount of advances.  The Second Amendment also contains acknowledgements regarding the mechanics for the voluntary prepayment in full of the obligations under the Revolving Credit Agreement and the reduction of the aggregate commitments of the lenders concurrently with (and in a like amount to) payments of outstanding advances.

Approval of Additional Compensation for Certain Directors

On February 27, 2017, the Company’s Board of Directors, based on recommendations made by the Compensation Committee of the Company’s Board of Directors, approved a payment of $30,000 to each of the following directors in recognition for their services as independent directors in connection with the additional meetings attended related to, and additional time spent reviewing the terms of, the transaction described above and other matters: (i) Daryl J. Carter; (ii) Tanuja M. Dehne; (iii) Stephen G. Kasnet; (iv) W. Reid Sanders; and (v) Mark Weld.

Item 2.02 Results of Operations and Financial Condition

On February 27, 2017, the Company issued a press release which included an announcement of its financial results for the fiscal quarter and year ended December 31, 2016. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 2.02 and on pages 2 through 24 of Exhibit 99.1 attached hereto, is furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed to be “filed” for any other purpose, including for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 2.02 and on pages 2 through 24 of Exhibit 99.1 attached hereto, shall not be deemed incorporated by reference into any filing of the registrant under the Securities Act of 1933 or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filings (unless the registrant specifically states that the information or exhibit in this particular Current Report is incorporated by reference).

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Outstanding Performance-Based Restricted Stock Unit Award Agreements

On February 26, 2017, the Compensation Committee of the Company’s Board of Directors approved an amendment to the outstanding Performance-Based Restricted Stock Unit Award Agreements evidencing the awards granted to each of Lawrence B. Shapiro, Griffin P. Wetmore and Daniel J. Buechler effective as of February 12, 2015 (the “February 2015 PSU Agreements”).  The amendment provides that contingent upon, and effective as of the closing of the Merger, the performance-based restricted stock units (the “Company PSUs”) subject to the February 2015 PSU Agreements will vest as follows:  (i)  to the extent the performance period applicable to the PSUs has not expired as of the Merger effective time and the grant date was less than 18 months prior to the Merger effective time, then the Company PSUs will vest as if the “total stockholder return” applicable to the Company PSUs was achieved at the target level of performance; (ii) to the extent the performance period applicable to the Company PSUs has not expired as of the Merger effective time and the grant date was 18 months or more prior to the Merger effective time, then the Company PSUs will vest as if the “total stockholder return” applicable to the Company PSUs was achieved at the maximum level of performance; and (iii) to the extent the performance period applicable to the Company PSUs has expired as of the Merger effective time, then the Company PSUs will vest based on actual achievement of all “total stockholder return” targets applicable to the Company PSUs.

Item 8.01. Other Events.

On February 27, 2017, the Company issued a press release announcing the transactions described above, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01                                           Financial Statements and Exhibits

(d) Exhibits.

Item No.	Description

2.1

Agreement and Plan of Merger, dated as of February 27, 2017, by and among Tricon Capital Group Inc., TAH Acquisition Holdings LLC, TAH Acquisition LP, Silver Bay Realty Trust Corp., Silver Bay Management LLC and Silver Bay Operating Partnership L.P. (Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.)

99.1	Press Release dated February 27, 2017

Additional Information and Where to Find It

This Current Report on Form 8-K may be deemed to be solicitation material in respect of the proposed Merger. The Company expects to file with the Securities and Exchange Commission (“SEC”) and furnish to its stockholders a proxy statement and other relevant documents. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER.

The Company’s stockholders will be able to obtain a free copy of the proxy statement (if and when available) and other relevant documents filed by the Company with the SEC at the SEC’s website at www.sec.gov. In addition, the Company’s stockholders may obtain a free copy of the proxy statement, when available, and other relevant documents from the Company’s website at www.silverbayrealtytrustcorp.com or by contacting the Company’s investor relations representatives by telephone at (952) 358-4400 or via email at investors@silverbaymgmt.com.

Participation in the Solicitation

The Company and its directors, executive officers and certain other members of management and employees of the Company may be deemed to be “participants” in the solicitation of proxies from the Company’s stockholders in connection with the transaction. Information regarding the interests of the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Company’s stockholders in connection with the Merger, which may be different than those of the Company’s stockholders generally, will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. Company stockholders can find information about the Company and its directors and executive officers and their ownership of the Company’s common stock in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2015 which was filed with the SEC on February 26, 2016, and in its definitive proxy statement for its most recent annual meeting of stockholders, which was filed with the SEC on April 4, 2016, and in Forms 4 of directors and executive officers filed with the SEC. Additional information regarding the interests of such individuals in the transaction will be included in the proxy statement relating to the transaction when it is filed with the SEC. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and the Company’s website at www.silverbayrealtytrustcorp.com or by contacting the Company’s investor relations representatives by telephone at (952) 358-4400 or via email at investors@silverbaymgmt.com.

Disclosure Regarding Forward-Looking Statements

Certain statements made in this current report on Form 8-K, and other written or oral statements made by or on behalf of the Company, may constitute “forward-looking statements” within the meaning of the federal securities laws. In addition, the Company, or the executive officers on the Company’s behalf, may from time to time make forward-looking statements in reports and other documents the Company files with the SEC or in connection with oral statements made to the press, potential investors or others. Statements regarding future events and developments and the Company’s future performance, as well as management’s expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts are forward-looking statements within the meaning of these laws. Forward-looking statements include statements preceded by, followed by or that include the words  “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or similar expressions. These statements are based on beliefs and assumptions of the Company’s management, which in turn are based on currently available information. Important assumptions relating to the forward-looking statements include, among others, assumptions regarding the timeline for closing the transactions contemplated in the Merger Agreement, the market for the Company’s single-family homes, demand in the real estate market in which it operates, competitive conditions and general economic conditions. These assumptions could prove inaccurate. The forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond the Company’s ability to control or predict. Such factors include, but are not limited to, the following:

•                  The occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement;

•                  The inability to complete the proposed transaction due to the failure to obtain Company stockholder for the proposed Merger or the failure to satisfy other conditions of the proposed transaction within the proposed timeframe or at all;

•                  Disruption in key business activities or any impact on the Company’s relationships with third parties, including vendors and residents, as a result of the announcement of the proposed Merger;

•                  The inability of the Parent Parties to obtain adequate financing to complete the proposed Merger and the Partnership Merger;

•                  The failure of the proposed Merger to close for any reason;

•                  Risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction;

•                  The outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against the Company and others relating to the Merger Agreement;

•                  The risk that the pendency of the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the pendency of the proposed Merger;

•                  The amount of the costs, fees, expenses and charges related to the proposed Merger;

•                  Real estate appreciation or depreciation in the Company’s markets and the supply of single-family homes in the Company’s markets;

•                  General economic conditions in our markets, such as changes in employment and household earnings and expenses or the reversal of population, employment, or homeownership trends in our markets that could affect the demand for rental housing;

•                  Uncertainties associated with the global capital markets, including the continued availability of traditional sources of capital and liquidity and related factors;

•                  The Company’s ability to continue to qualify as a REIT under the Internal Revenue Code;

•                  The Company LP’s ability to continue to be treated as a partnership under the Internal Revenue Code;

•                  The effects of changes in accounting policies and other regulatory matters detailed in the Company’s filings with the Securities and Exchange Commission; and

•                  Other factors, including the risk factors discussed in Item 1A of the Company’s Form 10-K.

Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and management undertakes no obligation to update publicly any of them in light of new information or future events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVER BAY REALTY TRUST CORP.

By:	/s/ Daniel J. Buechler
Daniel J. Buechler
General Counsel and Secretary

Date: February 27, 2017

Exhibit Index

Item No.	Description

2.1

Agreement and Plan of Merger, dated as of February 27, 2017, by and among Tricon Capital Group Inc., TAH Acquisition Holdings LLC, TAH Acquisition LP, Silver Bay Realty Trust Corp., Silver Bay Management LLC and Silver Bay Operating Partnership L.P. (Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish on a supplemental basis a copy of any omitted schedule to the Securities and Exchange Commission upon request.)

99.1	Press Release dated February 27, 2017